Exhibit 32.1

SECTION 1350 CERTIFICATIONS

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Orion Group Holdings, Inc (the “Company”) on Form 10-Q for the quarter ended March 31, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Travis J. Boone, President and Chief Executive Officer and Alison G. Vasquez, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Travis J. Boone
April 29, 2026	Travis J. Boone
President and Chief Executive Officer

By:	/s/ Alison G. Vasquez
April 29, 2026	Alison G. Vasquez
Executive Vice President and Chief Financial Officer